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                           INDEPENDENCE INVESTMENT LLC
                                 CODE OF ETHICS

Independence Investment LLC ("Independence") is committed to the highest ethical and professional standards. This Code of Ethics applies to all DIRECTORS, "OFFICERS"(1) AND "EMPLOYEES"(2) of Independence, and governs the conduct of your personal investment transactions.

     - INDEPENDENCE, TOGETHER WITH ITS DIRECTORS, OFFICERS AND EMPLOYEES, HAS A FIDUCIARY DUTY TO ITS CLIENTS WHICH REQUIRES ALL OF US TO PLACE THE INTERESTS OF CLIENTS FIRST WHENEVER THE POSSIBILITY OF A CONFLICT OF INTEREST EXISTS.

     - EMPLOYEES ARE EXPECTED TO PLACE THE INTERESTS OF CLIENTS AHEAD OF THEIR PERSONAL INTERESTS AND TO TREAT ALL CLIENT ACCOUNTS IN A FAIR AND EQUITABLE MANNER.

     - ALL PERSONAL SECURITIES TRANSACTIONS MUST BE CONDUCTED CONSISTENT WITH THIS CODE OF ETHICS AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR OTHER ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY.

     - YOU SHOULD NOT TAKE ADVANTAGE OF YOUR POSITION BY ATTEMPTING TO TRADE IN ADVANCE OF CLIENT ACCOUNTS ("FRONT-RUNNING"), ENGAGE IN MANIPULATIVE MARKET PRACTICES SUCH AS MANIPULATIVE MARKET TIMING, OR TAKE ADVANTAGE OF AN INVESTMENT OPPORTUNITY THAT PROPERLY BELONGS TO OUR CLIENTS OR SHOULD BE OFFERED TO OUR CLIENTS FIRST.

     - ALL PERSONAL SECURITIES TRANSACTIONS, HOLDINGS AND ACCOUNTS MUST BE REPORTED IN ACCORDANCE WITH THE PROVISIONS OF THIS CODE OF ETHICS.

     -    YOU MUST COMPLY WITH ALL APPLICABLE FEDERAL SECURITIES LAWS(3).

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(1)  For purposes of this Code, the term "officer" or "officers" includes all senior officers of Independence elected by the Board of Directors of Independence, but excludes certain subordinate officers such as Assistant Treasurers and Assistant Secretaries who are not employees of Independence, whether or not they are employed by an affiliate of Independence, as long as they have no access to advance information about anticipated trading for client accounts and do not participate in investment decision-making for client accounts.

(2) For purposes of this Code, the term "employee" or "employees" includes all employees of Independence, including directors who are employees and officers who are employees, and including employees who hold dual employment status with an affiliate. The terms "Non-Employee Director" and "Non-Employee Officer" refer to directors or officers who are not employees of Independence, whether or not they are employed by an affiliate of Independence, as long as they have no access to advance information about anticipated trading for client accounts and do not participate in investment decision-making for client accounts. For example, the Secretary and the Treasurer are currently Non-Employee Officers.

(3) For purposes of this Code, the term "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes,

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THE STANDARDS SET FORTH ABOVE GOVERN ALL CONDUCT, WHETHER OR NOT THE CONDUCT IS
ALSO COVERED BY MORE SPECIFIC PROVISIONS OF THIS CODE OF ETHICS. Employees are encouraged to raise any questions concerning the Code of Ethics with Patricia Thompson, Chief Compliance Officer, Robert Denneen, or David Berg (each individually, a "Compliance Officer" and together with the Chief Compliance Officer, the "Compliance Office"). YOU SHOULD BE ALERT AT ALL TIMES TO HONORING THE SPIRIT AND INTENT AS WELL AS THE LETTER OF THE CODE. FAILURE TO COMPLY WITH THE CODE OF ETHICS MAY RESULT IN SERIOUS CONSEQUENCES, INCLUDING BUT NOT LIMITED TO DISCIPLINARY ACTION INCLUDING TERMINATION OF EMPLOYMENT.

CODE PROVISIONS

1. EMPLOYEES: BAN ON TRANSACTIONS IN SECURITIES OF COMPANIES ON THE INDEPENDENCE WORKING LISTS AND BAN ON TRANSACTIONS IN CORPORATE FIXED INCOME SECURITIES

No employee of Independence or "family member"(4) of such an employee may trade in: (i) securities of companies on the Independence working lists ("the Independence Working Lists"), or any securities or derivatives that derive their value principally from the value of securities of companies on the Independence Working Lists; or (ii) any corporate fixed income securities, domestic or international, or any securities or derivatives that derive their value principally from any corporate fixed income securities. Copies of the Independence Working Lists are available on the Independence "Intranet" under "Personal Compliance" or from the Compliance Office. Exemptions may be requested by contacting the Compliance Office in writing. Exemptions may be granted for securities held at the time of employment, held at the time of an employee becoming subject to one of the above restrictions, held prior to a security being placed on one of the above lists, or for other compelling reasons. The securities referenced in footnote 5 below are excluded from the bans contained in this section.

The Compliance Office has adopted an exemption from this ban and from the pre-clearance requirement set forth below for certain employees who are primarily employed by Declaration Management & Research LLC and who have no advance knowledge, and no opportunity for advance knowledge, of equity trades contemplated to be made for Independence clients. In addition, the Compliance Office has adopted an exemption from this ban for large cap publicly traded equity securities, in consultation with the Compliance Office of John Hancock Life Insurance Company.

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the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(4) For purposes of this Code, the term "family member" means an employee's "significant other", spouse or other relative, whether related by blood, marriage or otherwise, who either (i) shares the same home, or (ii) is financially dependent upon the employee, or (iii) whose investments are controlled by the employee. The term also includes any unrelated individual for whom an employee controls investments and materially contributes to the individual's financial support.

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2. EMPLOYEES: PRE-CLEARANCE

Independence requires that all permitted personal trades for employees and their "family members", as defined in this Code, be pre-cleared. This requirement for pre-clearance approval applies to all transactions in debt and equity securities(5) and derivatives, including ETF's, futures and options, which are not otherwise banned pursuant to this Code and includes all private placements (including 144A's) whether described in footnote 5 below or not, in order to avoid any perception of favored treatment from other industry personnel or companies. Transactions in publicly-registered, tax-exempt, domestic debt securities (municipal bonds) are excluded from this pre-clearance requirement. A request for pre-clearance should be submitted using Independence's electronic pre-clearance system or if the electronic pre-clearance system cannot be used, a written equivalent, submitted to the Compliance Office, containing the following information:

     a)   The employee's name and name of individual trading, if different,

     b) Name of security or derivative and ticker symbol of security, if publicly traded,

     c)   CUSIP number, if publicly traded,

     d)   Whether sale or purchase,

     e)   If sale, date of purchase,

     f) If a private placement (including 144A's), the seller and/or the broker and whether or not the seller and/or the broker is one with whom the employee does business on a regular basis,

     g)   The date of the request,

     h)   The type of security,

     i) Evidence that the employee has checked with the trading desk and that no trades of the security have been placed for client accounts and remain open or such other information as the Compliance Office may determine from time to time. PLEASE NOTE THAT APPROVAL IS EFFECTIVE ONLY FOR THE DATE GRANTED.

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(5)  Excludes (i) direct obligations of the Government of the United States;
     (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality (one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, or unrated but of comparable quality) short-term (maturity at issuance of less than 366 days) debt instruments, including repurchase agreements; (iii) shares issued by money-market funds; (iv) other shares issued by registered open-end investment companies (mutual funds) OTHER THAN SHARES OF MUTUAL FUNDS FOR WHICH INDEPENDENCE OR AN AFFILIATE ACTS AS THE INVESTMENT ADVISER OR SUB-ADVISER OR PRINCIPAL UNDERWRITER, WHICH MUST BE PRE-CLEARED AND REPORTED; and (v) shares issued by unit investment trusts that are invested exclusively in unaffiliated mutual funds.

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Note: Private Placements may not be pre-cleared through the electronic pre-clearance system and must be submitted to the Compliance Office prior to execution. Clearance of private placements or other transactions may be denied if the transaction would raise issues regarding the appearance of impropriety. A sample form for pre-clearance is attached.

IN ADDITION, PORTFOLIO MANAGERS, ANALYSTS AND OTHERS WITH ACCESS TO INFORMATION ABOUT ANTICIPATED TRADING IN CLIENT PORTFOLIOS ARE REMINDED OF THE IMPORTANCE OF NOT "FRONT-RUNNING" A CLIENT TRADE OR TRADING IN CLOSE PROXIMITY (BEFORE OR AFTER) TO A KNOWN OR EXPECTED TRADE IN A CLIENT ACCOUNT. SANCTIONS MAY BE IMPOSED FOR PERSONAL TRADING IN CONFLICT WITH CLIENT INTERESTS OR FOR THE MERE "APPEARANCE OF IMPROPRIETY" IN PERSONAL TRADING.

3. EMPLOYEES: NO SHORT SWING TRADING IN MUTUAL FUNDS MANAGED BY INDEPENDENCE OR AN AFFILIATE

IN ADDITION TO THE REQUIREMENT THAT TRADES IN MUTUAL FUNDS MANAGED BY INDEPENDENCE OR AN AFFILIATE BE PRE-CLEARED AND REPORTED, NO EMPLOYEE MAY BUY AND SELL, OR SELL AND BUY, SHARES OF ANY SUCH FUND WITHIN A PERIOD OF LESS THAN 30 CALENDAR DAYS. THE COMPLIANCE OFFICE MAY GRANT SPECIAL EXEMPTIONS TO THIS REQUIREMENT AND TO THE PRE-CLEARANCE REQUIREMENTS FROM TIME TO TIME FOR AUTOMATIC INVESTMENT PROGRAMS OR IN OTHER INSTANCES THAT APPEAR TO INVOLVE NO OPPORTUNITY FOR ABUSE.

PORTFOLIO MANAGERS ARE ALSO REMINDED THAT ANY PERSONAL TRADING IN MUTUAL FUNDS MANAGED BY INDEPENDENCE OR AN AFFILIATE THAT APPEARS TO CONFLICT WITH THE INTERESTS OF OTHER INVESTORS IN THE FUNDS OR THAT CREATES THE APPEARANCE OF IMPROPRIETY SHOULD BE AVOIDED.

4. EMPLOYEES: NO PURCHASES OF INITIAL PUBLIC OFFERINGS (IPO'S)

In addition to the bans contained in Section 1, no employee or "family member" may purchase any newly issued publicly-offered securities until the next business (trading) day after the offering date and after receipt of pre-clearance approval. No purchase should be at other than the market price prevailing on, or subsequent to, such business day. The Compliance Office may grant exemptions from this ban for compelling reasons if the proposed purchase appears to present no opportunity for abuse.

Employees who are registered representatives of a broker-dealer (such as Signator Investors) are subject to NASD rules and the broker-dealer's own policies and procedures regarding purchases of IPO's.

5. NON-EMPLOYEE DIRECTORS AND NON-EMPLOYEE OFFICERS: PRE CLEARANCE OF IPO'S AND PRIVATE PLACEMENTS

NON-EMPLOYEE DIRECTORS AND NON-EMPLOYEE OFFICERS MUST OBTAIN THE APPROVAL OF THE COMPLIANCE OFFICE BEFORE INVESTING IN AN IPO OR A PRIVATE PLACEMENT, EITHER

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DIRECTLY OR INDIRECTLY. NON-EMPLOYEE DIRECTORS AND NON-EMPLOYEE OFFICERS ARE NOT
OTHERWISE SUBJECT TO THE BANS CONTAINED IN SECTIONS 1 AND 4, THE PRE-CLEARANCE REQUIREMENTS OF SECTION 2, OR THE SHORT-SWING TRADING RESTRICTION OF SECTION 3.

6. DIRECTORS, OFFICERS AND EMPLOYEES: INITIAL AND ANNUAL DISCLOSURES OF PERSONAL HOLDINGS

For purposes of Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940, Independence treats all directors, officers and employees of Independence as though they were "access persons." Therefore, all directors, officers and employees of Independence, within 10 days after becoming an "access person" and annually thereafter, must disclose all securities in which they have any direct or indirect beneficial ownership other than securities referenced in footnote 5 above, and the name of any broker, dealer or bank with whom the individual maintained an account in which any securities were held for the direct or indirect benefit of the individual. Any accounts over which the "access person" has no direct or indirect influence or control are exempted from this disclosure requirement. Both "initial" and "annual" reports furnished under this section must contain the information required by Rule 17j-1(d)(1) and Rule 204A-1.

7. DIRECTORS, OFFICERS AND EMPLOYEES: QUARTERLY REPORTS

Independence requires all directors, officers and employees to file Individual Securities Transactions Reports ("Quarterlies") by the 30TH DAY following the close of a quarter. These are required of directors, officers and certain employees by Rule 204-A-1 and by Rule 17j-1(d)(1) and must contain all of the information required by those rules. All securities transactions in which the individual has any direct or indirect beneficial ownership must be disclosed except for (i) transactions effected in any account over which the individual has no direct or indirect influence or control; (ii) transactions effected pursuant to an "automatic investment plan"(6) which has been approved by the Compliance Office; and (iii) transactions in the securities referenced in footnote 5 above. In addition, all accounts in which any securities were held for the direct or indirect benefit of the individual must be disclosed. TRANSACTIONS IN SECURITIES INCLUDE, AMONG OTHER THINGS, THE WRITING OF AN OPTION TO PURCHASE OR SELL A SECURITY. THE FORMAT FOR THESE REPORTS HAS CHANGED AND EACH INDIVIDUAL SHOULD CAREFULLY REVIEW THE INFORMATION REQUESTED AND BE SURE THAT ALL REQUIRED INFORMATION HAS BEEN DISCLOSED.

8. INSIDE INFORMATION POLICY AND PROCEDURES

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(6)  For purposes of this Code, "automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be included in a quarterly transaction report. The Compliance Office must be advised of all automatic investment plans in order to facilitate its review of transactions and holdings reports.

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Please refer to a separate Independence policy, the Independence Inside
Information Policy and Procedures, and a separate Manulife policy, the Manulife Financial Insider Trading and Reporting Policy and List of Designated Insiders. In addition to the reporting requirements under this Code of Ethics, employees are subject to certain reporting obligations under the Independence Inside Information Policy and Procedures. These include reporting accounts over which the employee has investment discretion and a requirement that notice of each transaction in such an account be sent to the Compliance Office within 10 days of a transaction.

All employees are also subject to the Manulife Financial Insider Trading and Reporting Policy and List of Designated Insiders.

The Standards of Practice Handbook (AIMR 1999), noted below, contains a useful discussion on the prohibition against the use of material, non-public information.

9. CONFLICT OF INTEREST AND BUSINESS PRACTICE POLICY

As required by its parent company, Independence has adopted the Company Conflict and Business Practice Policy which is distributed annually to each employee for review and certification of compliance. The provisions of the Company Conflict and Business Practice Policy, therefore, are not incorporated within this Code of Ethics.

10. DEALING WITH BROKERS AND VENDORS

Independence employees should consult the Company Conflict and Business Practice Policy regarding business dealings with brokers and vendors. Employees are reminded that any dealings with and/or potential expenditures involving public officials are further limited by Section X of the Company Conflict and Business Practice Policy.

11. SERVICE AS DIRECTOR

Employees should refer to the Company Conflict and Business Practice Policy regarding service on boards of publicly traded companies as well as service on certain privately held company, non-profit or association boards.

12. ANNUAL DISTRIBUTION; ANNUAL REPORT TO THE BOARD

THIS CODE OF ETHICS WILL BE DISTRIBUTED TO ALL DIRECTORS, OFFICERS AND EMPLOYEES PROMPTLY AFTER THE COMMENCEMENT OF THEIR AFFILIATION WITH THE COMPANY, AND IN ADDITION WHENEVER SUBSTANTIVE AMENDMENTS ARE MADE, AND ALL DIRECTORS, OFFICERS AND EMPLOYEES WILL BE REQUIRED TO ACKNOWLEDGE IN WRITING THEIR RECEIPT OF THE CODE AND ANY SUCH AMENDMENTS.

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Independence will be required to report annually to its Board of Directors that all employees have received a copy of this Code of Ethics and have certified their compliance.

Independence will summarize for the Board existing procedures and any changes made during the past year or recommended to be made, and will identify to the Board, and may identify to the Board of Directors of any affiliate or any registered investment company advised by Independence, any violations requiring significant remedial action during the past year.

13. ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH ("AIMR") STANDARDS OF PRACTICE HANDBOOK (8TH ED. 1999)

At Independence, some employees have earned and others are candidates for the Chartered Financial Analyst designation ("CFA(R)") and are subject to the Code of Ethics and Standards of Professional Conduct contained in the AIMR Standards of Practice Handbook. Employees are reminded that the Handbook is an excellent resource for information on professional conduct. Copies are available from the Compliance Office.

14. CODE OF ETHICS ENFORCEMENT

Employees are required annually to certify their compliance with this Code of Ethics. The Compliance Office may grant exemptions/exceptions to the requirements of the Code on a case-by-case basis if the proposed conduct appears to involve no opportunity for abuse. All exceptions/exemptions shall be in writing and copies shall be maintained with a copy of the Code. A record shall be maintained of any decision to grant pre-clearance to a private placement transaction, or to grant an exemption to the ban on purchases of IPO's, together with the reasons supporting the decision.Similarly, a record shall be kept of any approval of a purchase of an IPO or a private placement by a Non-Employee Director or a Non-Employee Officer, together with the reasons supporting the decision.

IF ANY DIRECTOR, OFFICER OR EMPLOYEE BECOMES AWARE OF A VIOLATION OF THE CODE, WHETHER BY THEMSELVES OR BY ANOTHER PERSON, THE VIOLATION MUST BE REPORTED TO THE CHIEF COMPLIANCE OFFICER AND TO THE CHIEF EXECUTIVE OFFICER PROMPTLY. YOU MAY REPORT VIOLATIONS OR SUSPECTED VIOLATIONS WITHOUT FEAR OF RETALIATION. INDEPENDENCE DOES NOT PERMIT RETALIATION OF ANY KIND AGAINST DIRECTORS, OFFICERS OR EMPLOYEES FOR GOOD FAITH REPORTS OF POTENTIALLY ILLEGAL OR UNETHICAL BEHAVIOR.

A record shall be maintained of all violations or suspected violations reported to the Chief Compliance Officer, and any other violations of which the Compliance Office becomes aware, and of the results of the investigation and/or resolution of such violations. Such record may but need not include the name of the person reporting the violation.

The Compliance Office will review all reports submitted under this Code and will conduct post-trade monitoring and other audit procedures reasonably designed to assure compliance with the Code of Ethics. Employees are advised that the Code's

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procedures will be monitored and enforced, with potential sanctions for violations including a written warning, disgorgement of profits, fines, suspension, termination and, where required, reports to the AIMR or the appropriate regulatory authority. Copies of all reports filed, records of violations and copies of letters or other records of sanctions imposed will be maintained in a compliance file.

The Chief Compliance Officer shall have primary responsibility for enforcing the Code of Ethics. However, significant violations of the Code may be referred by the Compliance Office to the Independence Board of Directors for review and/or appropriate action.

Adopted by the Independence Board of Directors on November 21, 1994. Amended and restated on February 27, 1996. Amended and restated as of January 15, 1997. Amended and restated as of May 12, 1998. Amended and restated as of February 28, 2000. Amended and restated as of April 2, 2001. Amended and restated as of May 14, 2002. Amended and restated as of April 14, 2004. Amended and restated as of September 1, 2004. Amended and restated as of January 27, 2005.